Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Barbara Doyle Investor Relations contact 651-236-5023

NEWS	March 24, 2021

H.B. Fuller Reports First Quarter Fiscal 2021 Results

Organic revenue growth of 10.5% driven by share gains and strong demand

First quarter net income of $30 million; adjusted EBITDA of $101 million up 30% year-over-year

Company raises its full year guidance on stronger outlook for revenue and EBITDA growth

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the first quarter ended Feb. 27, 2021.

Items of Note for First Quarter 2021

■	Significant revenue and earnings growth versus the first quarter of fiscal 2020 was driven by strong operational execution, higher sales, and benefits from restructuring efficiencies.
■	Net revenue increased 12.3% versus last year. Organic revenue increased 10.5%, driven by 21% organic growth in Engineering Adhesives segment sales.
■	Strong sales growth and restructuring efficiencies resulted in net income of $30 million; adjusted EBITDA of $101 million increased 30% year over year.
■	Earnings per diluted share (EPS) were $0.56; adjusted EPS of $0.66 nearly doubled versus the prior year quarter.
■	Debt paydown in the first quarter was approximately $16 million, compared with $6 million in the prior year quarter, and is on track to the company’s $200 million debt paydown target for the year.

Summary of First Quarter 2021 Results

Net revenue of $726 million increased 12.3% compared with the first quarter of 2020. Foreign currency exchange rates favorably impacted revenue by 1.8%. Organic revenue, which excludes impacts from foreign currency translation, increased 10.5% versus last year. Strong sales growth in Engineering Adhesives and Hygiene, Health and Consumable Adhesives offset effects of slower commercial construction and extreme weather on Construction Adhesives revenues.

Gross profit margin was 26.5%. Adjusted gross profit margin of 26.7% increased 20 basis points versus last year on higher sales volume. Selling, General and Administrative (SG&A) expense was $144 million. Adjusted SG&A expense of $138 million was down 170 basis points as a percent of revenue versus the first quarter last year, driven by savings related to the business reorganization to our three Global Business Units (GBUs) and lower travel expense.

As a result of these factors, net income attributable to H.B. Fuller in the quarter was $30 million, or $0.56 per diluted share. Adjusted net income attributable to H.B. Fuller of $35 million and adjusted EPS of $0.66 nearly doubled compared with $18 million and $0.34, respectively, in the same period last year. Adjusted EBITDA of $101 million increased 30% compared with $78 million in the prior year, and adjusted EBITDA margin of 13.9% improved 190 basis points versus last year.

The company reported in March of 2020 that the emergence of the COVID-19 pandemic in China in early 2020 negatively impacted its first quarter 2020 business results by an estimated $15 million of revenue, $4.5 million of EBITDA, and $0.06 of EPS, in the comparable period last year.

“Leveraging the momentum we created throughout 2020, the H.B. Fuller team delivered exceptional financial performance of 30% growth in EBITDA in the first quarter of fiscal 2021,” said Jim Owens, H.B. Fuller president and chief executive officer. “It is clear that our diversified business model, coupled with a global focus on operational agility and market-driven innovation, are competitive advantages for H.B. Fuller in the adhesives industry, especially in a changing world. In 2021, we will focus on continuing to grow our business profitably by innovating and supporting our customers’ success in the current, high-demand and supply-constrained environment. H.B. Fuller has done a remarkable job in supporting customers through effective sourcing strategies and supply chain management. In the second quarter, we have implemented significant price adjustments which will enable us to continue to seamlessly serve our customers. In addition, our team is working to release additional capacity for growth through our operational excellence programs and to achieve an additional $200 million of debt reduction in 2021.”

Key Balance Sheet and Cash Flow Items

At the end of the first quarter of fiscal 2021, the company had cash on hand of $81 million and total debt equal to $1,758 million. This compares to cash and debt levels equal to $79 million and $1,973 million, respectively, at the end of the first quarter of 2020. Cash flow from operations for the first quarter was $36 million, up from $34 million in the same period last year, driven by strong income growth partly offset by higher working capital due to increased sales. Capital expenditures in the first quarter were $35 million compared with $32 million in the same period last year.

2021 Planning Assumptions

H.B. Fuller has updated its planning assumptions for fiscal year 2021 based on current market conditions:

■

Raw material costs are expected to rise as the year progresses driven by increasing industrial demand and supply constraints of U.S. petrochemicals resulting from severe winter weather in the Gulf Coast in February. The company expects full year raw material costs to increase 5% to 8% versus 2020. H.B. Fuller has implemented annualized price adjustments of more than $100 million that are effective in the second quarter which are anticipated to offset raw material increases. The company is prepared to implement further increases in the third quarter, as necessary.

■

Based on current conditions, the company anticipates high-single digit to low double-digit revenue growth, and adjusted EBITDA in the range of $455 to $475 million for fiscal 2021. This reflects adjusted EBTIDA growth of 12% to 17% versus 2020, which is supported by share gains, on-going recovery in global industrial production, pricing actions balancing higher input costs, and benefits from the company’s operational improvement projects.

■

Income growth and working capital improvement will enable the company to continue to drive strong cash flow and pay down an additional $200 million of debt in 2021, after dividends and approximately $95 million of capital investments.

■	The company’s core tax rate, excluding the impact of discrete items, is anticipated to be between 26% and 29%, and full year net interest expense is estimated to be approximately $70 million.

Conference Call

The Company will host an investor conference call to discuss fourth quarter results on Thursday, March 25, 2021, at 12:30 p.m. EDT. The conference call will be available to interested parties via a webcast, and may be accessed from the company's website at https://investors.hbfuller.com. Participants should access the webcast prior to the start of the call to register for the event and install and test any necessary software. The webcast and presentation will be archived on the Company’s website. A telephone replay of the conference call will be available from approximately 3:30 p.m. EDT on March 25, 2021 through 11:59 p.m. EDT on April 1, 2021. To access the telephone replay dial (800) 585-8367 or (416) 621-4642 and enter Conference ID: 5378986.

Regulation G

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our fiscal 2021 Planning Assumptions, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2020 net revenue of $2.8 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” "target," “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Many of the foregoing risks and uncertainties are, and will be, exacerbated by COVID-19 and resulting deterioration of the global business and economic environment.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of	13 Weeks Ended	Percent of
	February 27, 2021	Net Revenue	February 29, 2020	Net Revenue
Net revenue	$725,904	100.0%	$646,564	100.0%
Cost of sales	(533,540)	(73.5%)	(476,302)	(73.7%)
Gross profit	192,364	26.5%	170,262	26.3%

Selling, general and administrative expenses	(144,014)	(19.8%)	(141,509)	(21.9%)
Other income, net	7,869	1.1%	4,969	0.8%
Interest expense	(20,361)	(2.8%)	(22,757)	(3.5%)
Interest income	2,659	0.4%	2,918	0.5%
Income before income taxes and income from equity method investments	38,517	5.3%	13,883	2.1%

Income taxes	(10,607)	(1.5%)	(5,611)	(0.9%)

Income from equity method investments	1,896	0.3%	1,634	0.3%
Net income including non-controlling interest	29,806	4.1%	9,906	1.5%

Net income attributable to non-controlling interest	(15)	(0.0%)	(11)	(0.0%)
Net income attributable to H.B. Fuller	$29,791	4.1%	$9,895	1.5%

Basic income per common share attributable to H.B. Fuller	$0.57		$0.19
Diluted income per common share attributable to H.B. Fuller	$0.56		$0.19

Weighted-average common shares outstanding:
Basic	52,492		51,295
Diluted	53,339		52,580

Dividends declared per common share	$0.163		$0.160

Selected Balance Sheet Information (subject to change prior to filing of the Company's Annual Report on Form 10-K)

	February 27, 2021	November 28, 2020	February 29, 2020
Cash & cash equivalents	$81,192	$100,534	$78,738
Trade accounts receivable, net	504,994	514,916	457,826
Inventories	388,773	323,213	380,975
Trade payables	373,604	316,460	333,749
Total assets	4,113,750	4,036,704	4,025,266
Total debt	1,758,216	1,773,910	1,973,472

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended
	February 27,	February 29,
	2021	2020

Net income attributable to H.B. Fuller	$29,791	$9,895

Adjustments:
Acquisition project costs	53	268
Organizational realignment	2,622	3,604
Royal restructuring and integration	924	3,750
Tax reform	-	(44)
Project One	1,590	1,727
Other	75	(1,410)
Adjusted net income attributable to H.B. Fuller [1]	35,055	17,790

Add:
Interest expense	20,392	22,761
Interest income	(2,659)	(2,918)
Income taxes	12,583	5,592
Depreciation and Amortization expense [2]	35,502	34,552
Adjusted EBITDA [1]	100,873	77,777

Diluted Shares	53,339	52,580
Adjusted diluted income per common share attributable to H.B. Fuller [1]	$0.66	$0.34
Revenue	$725,904	$646,564
Adjusted EBITDA margin [1]	13.9%	12.0%

[1] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[2] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling ($227) and ($33) for the three months ended February 27, 2021 and February 29, 2020, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	13 Weeks Ended
	February 27,	February 29,
	2021	2020
Net Revenue:
Hygiene, Health and Consumable Adhesives	$335,669	$312,512
Engineering Adhesives	312,663	248,895
Construction Adhesives	77,572	85,157
Corporate unallocated	-	-
Total H.B. Fuller	$725,904	$646,564

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$29,912	$22,664
Engineering Adhesives	30,417	15,365
Construction Adhesives	(4,703)	(1,373)
Corporate unallocated	(7,276)	(7,903)
Total H.B. Fuller	$48,350	$28,753

Adjusted EBITDA [1]
Hygiene, Health and Consumable Adhesives	$44,606	$35,896
Engineering Adhesives	48,168	30,916
Construction Adhesives	6,286	8,873
Corporate unallocated	1,813	2,092
Total H.B. Fuller	$100,873	$77,777

Adjusted EBITDA Margin [1]
Hygiene, Health and Consumable Adhesives	13.3%	11.5%
Engineering Adhesives	15.4%	12.4%
Construction Adhesives	8.1%	10.4%
Corporate unallocated	NMP	NMP
Total H.B. Fuller	13.9%	12.0%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended
	February 27,	February 29,
	2021	2020
Income before income taxes and income from equity method investments	$38,517	$13,883

Adjustments:
Acquisition project costs	73	213
Organizational realignment	3,635	2,865
Royal restructuring and integration	1,282	2,986
Tax reform	-	(35)
Project One	2,205	1,375
Other	45	473
Adjusted income before income taxes and income from equity method investments [3]	$45,757	$21,760

[3] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended
	February 27,	February 29,
	2021	2020
Income Taxes	$(10,607)	$(5,611)

Adjustments:
Acquisition project costs	(20)	55
Organizational realignment	(1,013)	739
Royal restructuring and integration	(357)	765
Tax reform	-	(9)
Project One	(615)	352
Other	29	(1,883)
Adjusted income taxes [4]	$(12,583)	$(5,592)

Adjusted income before income taxes and income from equity method investments	$45,757	$21,760
Adjusted effective income tax rate [4]	27.5%	25.7%

[4] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes are defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	13 Weeks Ended
	February 27,	February 29,
	2021	2020

Net revenue	$725,904	$646,564

Gross profit	$192,364	$170,262
Gross profit margin	26.5%	26.3%

Adjustments:
Organizational realignment	249	81
Royal restructuring and integration	740	900
Other	725	-
Other	9	10
Adjusted gross profit [5]	$194,087	$171,253
Adjusted gross profit margin [5]	26.7%	26.5%

[5] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	13 Weeks Ended
	February 27,	February 29,
	2021	2020

Selling, general and administrative expenses	$(144,014)	$(141,509)

Adjustments:
Acquisition project costs	73	213
Organizational realignment	3,387	2,784
Royal restructuring and integration	572	2,111
Tax reform	-	(35)
Project ONE	1,480	1,375
Other	37	462
Adjusted selling, general and administrative expenses [6]	$(138,465)	$(134,599)

[6] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
13 Weeks Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
February 27, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$33,170	$32,916	$(2,528)	$63,558	$(33,767)	$29,791
Adjustments:
Acquisition project costs	-	-	-	-	53	53
Organizational realignment	-	-	-	-	2,622	2,622
Royal Restructuring	-	-	-	-	924	924
Tax reform	-	-	-	-	-	-
Project One	-	-	-	-	1,590	1,590
Other	-	-	-	-	75	75
Adjusted net income attributable to H.B. Fuller [1]	33,170	32,916	(2,528)	63,558	(28,503)	35,055
Add:
Interest expense	-	-	-	-	20,392	20,392
Interest income	-	-	-	-	(2,659)	(2,659)
Income taxes	-	-	-	-	12,583	12,583
Depreciation and amortization expense	11,436	15,252	8,813	35,502	-	35,502
Adjusted EBITDA [1]	$44,606	$48,168	$6,286	$99,060	$1,813	$100,873
Revenue	$335,669	$312,663	$77,572	$725,904	(0)	$725,904
Adjusted EBITDA Margin [1]	13.3%	15.4%	8.1%	13.6%	NMP	13.9%

	Hygiene, Health
13 Weeks Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
February 29, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$24,487	$16,835	$(189)	$41,133	$(31,238)	$9,895
Adjustments:
Acquisition project costs	-	-	-	-	268	268
Organizational realignment	-	-	-	-	3,604	3,604
Royal Restructuring	-	-	-	-	3,750	3,750
Tax reform	-	-	-	-	(44)	(44)
Project One	-	-	-	-	1,727	1,727
Other	-	-	-	-	(1,410)	(1,410)
Adjusted net income attributable to H.B. Fuller [1]	24,487	16,835	(189)	41,133	(23,343)	17,790
Add:
Interest expense	-	-	-	-	22,761	22,761
Interest income	-	-	-	-	(2,918)	(2,918)
Income taxes	-	-	-	-	5,592	5,592
Depreciation and amortization expense	11,409	14,081	9,062	34,552	-	34,552
Adjusted EBITDA [1]	$35,896	$30,916	$8,873	$75,685	$2,092	$77,777
Revenue	$312,512	$248,895	$85,157	$646,564	-	$646,564
Adjusted EBITDA Margin [1]	11.5%	12.4%	10.4%	11.7%	NMP	12.0%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

13 Weeks Ended
February 27, 2021
Price	0.0%
Volume	10.5%
Organic Growth	10.5%
M&A	0.0%
F/X	1.8%
Total H.B. Fuller Net Revenue Growth	12.3%

	13 Weeks Ended
	February 27, 2021
			Organic
			Growth
	Net Revenue	F/X	(Decline)
Hygiene, Health and Consumable Adhesives	7.4%	(0.2%)	7.6%
Engineering Adhesives	25.6%	4.5%	21.1%
Construction Adhesives	(8.9%)	1.1%	(10.0%)
Total H.B. Fuller	12.3%	1.8%	10.5%

CONSOLIDATED BALANCE SHEETS
H.B. FULLER COMPANY AND SUBSIDIARIES
(In thousands, except share and per share amounts)

	February 27,	November 28,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$81,192	$100,534
Trade receivables (net of allowances of $12,037 and $12,905, as of February 27, 2021 and November 28, 2020, respectively)	504,994	514,916
Inventories	388,773	323,213
Other current assets	101,641	81,113
Total current assets	1,076,600	1,019,776

Property, plant and equipment	1,443,107	1,428,183
Accumulated depreciation	(773,663)	(757,439)
Property, plant and equipment, net	669,444	670,744

Goodwill	1,322,160	1,312,003
Other intangibles, net	746,996	755,968
Other assets	298,550	278,213
Total assets	$4,113,750	$4,036,704

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$16,323	$16,925
Trade payables	373,604	316,460
Accrued compensation	65,994	83,598
Income taxes payable	27,793	29,173
Other accrued expenses	84,531	83,976
Total current liabilities	568,245	530,132

Long-term debt	1,741,893	1,756,985
Accrued pension liabilities	89,273	88,806
Other liabilities	272,176	278,919
Total liabilities	2,671,587	2,654,842

Commitments and contingencies (Note 15)

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 52,155,305 and 51,906,663, as of February 27, 2021 and November 28, 2020, respectively	52,155	51,907
Additional paid-in capital	169,010	157,867
Retained earnings	1,495,655	1,474,406
Accumulated other comprehensive loss	(275,203)	(302,859)
Total H.B. Fuller stockholders' equity	1,441,617	1,381,321
Non-controlling interest	546	541
Total equity	1,442,163	1,381,862
Total liabilities, non-controlling interest and total equity	$4,113,750	$4,036,704

CONSOLIDATED STATEMENT OF CASH FLOWS H.B. FULLER COMPANY AND SUBSIDIARIES (In thousands)

	Three Months Ended
	February 27, 2021	February 29, 2020
Cash flows from operating activities:
Net income including non-controlling interest	$29,806	$9,906
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	17,833	16,595
Amortization	17,896	17,990
Deferred income taxes	(2,281)	(4,035)
Income from equity method investments, net of dividends received	(1,896)	(1,634)
Gain on sale of assets	(16)	-
Share-based compensation	6,821	4,703
Pension and post-retirement benefit activity	(7,999)	(1,120)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	3,318	33,705
Inventories	(63,598)	(46,947)
Other assets	(1,871)	(32,769)
Trade payables	67,373	55,110
Accrued compensation	(18,146)	(21,145)
Other accrued expenses	753	(3,055)
Income taxes payable	882	(3,040)
Other liabilities	(17,921)	12,801
Other	4,895	(2,638)
Net cash provided by operating activities	35,849	34,427

Cash flows from investing activities:
Purchased property, plant and equipment	(35,283)	(32,124)
Purchased businesses, net of cash acquired	(5,445)	(9,500)
Purchase of assets	-	(3,998)
Proceeds from sale of property, plant and equipment	263	1,516
Cash payments related to government grant	(1,526)	(234)
Net cash used in investing activities	(41,991)	(44,340)

Cash flows from financing activities:
Repayment of long-term debt	(11,000)	(13,000)
Net (payments) proceeds of notes payable	(22)	1,497
Dividends paid	(8,460)	(8,222)
Proceeds from stock options exercised	6,398	907
Repurchases of common stock	(2,580)	(3,213)
Net cash used in financing activities	(15,664)	(22,031)

Effect of exchange rate changes on cash and cash equivalents	2,464	(1,509)
Net change in cash and cash equivalents	(19,342)	(33,453)
Cash and cash equivalents at beginning of period	100,534	112,191
Cash and cash equivalents at end of period	$81,192	$78,738